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                                                                    Exhibit 7.5
                                                                    -----------
                           STOCKHOLDERS AGREEMENT

                               BY AND BETWEEN

                           WANG LABORATORIES, INC.

                                     AND

                        ING. C. OLIVETTI & C. S.P.A.
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                             TABLE OF CONTENTS


SECTION 1.  LEGENDS.......................................................1

SECTION 2.  BOARD OF DIRECTORS............................................2
            Initial Election of Olivetti Nominees.........................2
            Reelection of Olivetti Nominees...............................2
            Criteria for Olivetti Nominees................................2
            Changes in the Size of the Board..............................3
            Vacancies.....................................................3
            D&O Coverage..................................................3
            Committees....................................................4

SECTION 3.  INFORMATION RIGHTS; INSIDER TRADING POLICY....................4

SECTION 4.  CERTAIN RESTRICTIONS..........................................5
            Transfer Restrictions.........................................5
            Short Sale, Hedging and Pledge Restrictions...................5
            Standstill Restrictions.......................................6
            NOL Restrictions..............................................7
            Voting Restrictions...........................................7

SECTION 5.  RIGHT TO PARTICIPATE IN PUBLIC OFFERINGS......................7

SECTION 6.  PRE-REGISTRATION PROCEDURES...................................8

SECTION 7.  DEMAND REGISTRATIONS..........................................9
            Registration Requests.........................................9
            Limitations on Requested Registrations........................9
            Registration Statement Form..................................11
            Registration Expenses........................................11
            Priority in Cutback Registrations............................11

SECTION 8.  SHELF REGISTRATIONS..........................................11
            Shelf Registration Requests..................................11
            Limitations on Shelf Registration Statements.................11
            Registration Expenses........................................13
            Discontinuance of Disposition................................13

SECTION 9.  PIGGYBACK REGISTRATIONS......................................13
            Right to Include Registrable Securities......................13
            Limitation on Piggyback Registrations........................14
            Registration Expenses........................................14
            Priority in Cutback Registrations............................14


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SECTION 10. REGISTRATION PROCEDURES......................................14

SECTION 11. UNDERWRITTEN OFFERINGS.......................................18
            Underwritten Requested Offerings.............................18
            Underwritten Piggyback Offerings.............................19

SECTION 12. HOLDBACK AGREEMENTS..........................................19
            By Olivetti..................................................19
            By Wang......................................................19
            Exception....................................................20

SECTION 13. INDEMNIFICATION..............................................20
            Indemnification by Wang......................................20
            Indemnification by the Sellers...............................21
            Notices of Claims, etc.......................................21
            Contribution.................................................22
            Other Indemnification........................................23
            Indemnification Payments.....................................23

SECTION 14. COVENANTS RELATING TO RULE 144...............................23

SECTION 15. OTHER REGISTRATION RIGHTS....................................23
            No Existing Agreements.......................................23
            Future Agreements............................................24

SECTION 16. INTERPRETATION OF THE AGREEMENT..............................24
            Definitions..................................................24
            Interpretation...............................................29
            Accounting Principles........................................29
            Directly or Indirectly.......................................29
            Governing Law................................................29
            Section Headings.............................................30
            Severability.................................................30

SECTION 17. MISCELLANEOUS................................................30
            Termination..................................................30
            Notices......................................................30
            Reproduction of Documents....................................31
            Successors and Assigns.......................................31
            Entire Agreement; Amendment and Waiver.......................32
            No Third Party Beneficiary...................................32
            Counterparts.................................................32



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                              STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT, dated as of this 17th day of March, 1998 by and between Ing. C. Olivetti & C. S.p.A., an Italian corporation ("Olivetti"), and Wang Laboratories, Inc., a Delaware corporation ("Wang").


                                 R E C I T A L S:

            WHEREAS, Wang has agreed to purchase, among other things, and Olivetti has agreed, among other things, to sell, all of the outstanding capital shares of Olivetti Solutions S.p.A., an Italian corporation and a subsidiary of Olivetti ("Olsy"), pursuant to a Stock Purchase Agreement, dated as of February 28, 1998 (the "Stock Purchase Agreement"); and

            WHEREAS, the consideration to be paid by Wang to Olivetti for the shares of Olsy includes up to 8,750,000 shares of Common Stock (collectively, the "Wang Shares"), 7,250,000 shares of which will be delivered on the date hereof and 1,500,000 shares of which may be delivered in December 1998 pursuant to the Ancillary Consideration Agreement; and

            WHEREAS, Olivetti and Wang desire to promote their mutual interests by agreeing to, among other things, the orderly disposition of the Wang Shares; and

            WHEREAS, certain capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Section 16(a) hereof;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            SECTION 1.  LEGENDS.

                  The certificates evidencing the Wang Shares will bear one or both of the following legends:

            "THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS
            OF MARCH 17, 1998, BY AND BETWEEN ING. C. OLIVETTI & C., S.P.A. AND WANG LABORATORIES, INC. ("WANG"), A COPY OF WHICH IS ON FILE AT
            THE PRINCIPAL OFFICES OF WANG AND IS AVAILABLE UPON REQUEST."

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR


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            SALE, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF
            EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

            SECTION 2.  BOARD OF DIRECTORS.

                  (a) Initial Election of Olivetti Nominees. As soon as practicable (but not later than thirty (30) days) following the date of closing of the transactions contemplated by the Stock Purchase Agreement, Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) necessary to increase the size of the board of directors of Wang (the "Board") by two members and to elect Mr. Roberto Colaninno as a member of Class I of the Board and Mr. Sergio Erede as a member of Class III of the Board (Messrs. Colaninno and Erede and any other Olivetti nominee designated by Olivetti in accordance with this Section 2 are referred to herein individually as an "Olivetti Nominee" and collectively as the "Olivetti Nominees").

                  (b) Reelection of Olivetti Nominees. Subject to Section 2(c),
(i) at each annual or special meeting of stockholders of Wang, or the taking of action by written consent of stockholders of Wang, at which any class of the Board of which an Olivetti Nominee is a member is to be elected, Olivetti shall have the right (but not the obligation) to designate an Olivetti Nominee to be elected to such class of the Board and (ii) if Olivetti so designates an Olivetti Nominee, (A) the Organization, Compensation and Nominating Committee (or other committee exercising a similar function, the "Nominating Committee") of the Board will recommend to the Board the election of such Olivetti Nominee to the Board and (B) Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) necessary to submit such Olivetti Nominee to the stockholders of Wang for election to such class of the Board and, if not elected by the stockholders of Wang, to otherwise cause, within thirty (30) days of such non-election, such Olivetti Nominee to become a member of such class of the Board; provided, however, that the number of directors that Olivetti is entitled to designate shall be reduced to (i) one (1) if Olivetti holds less than sixty-six percent (66%) of the Wang Shares and (ii) zero (0) if Olivetti holds less than thirty-three percent (33%) of the Wang Shares. As soon as practicable following the date on which Olivetti owns less than sixty-six percent (66%) of the Wang Shares, Olivetti shall cause all but one of the Olivetti Nominees serving on the Board to resign (regardless of the remaining term, if any) from the Board. As soon as practicable following the date on which Olivetti owns less than thirty-three percent (33%) of the Wang Shares, Olivetti shall cause all the Olivetti Nominees serving on the Board to resign (regardless of the remaining term, if any) from the Board.

                  (c) Criteria for Olivetti Nominees. Olivetti will not designate any person as an Olivetti Nominee for election to the Board if (i) such person has been convicted of, or has pled nolo contendere to, a felony,
(ii) the election of such person would violate any law, (iii) any event required to be disclosed pursuant to Item 401(f) of the Regulation S-K of the Securities Exchange Act of 1934, as amended (the "1934 Act") has occurred with respect to such person, (iv) such person cannot commit the time and attention necessary to serve as an active Board member, (v) such person is employed by or owns directly or indirectly more than 5% of the stock or voting rights of a direct competitor of Wang


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(other than Olivetti or one of its Affiliates) or (vi) such person is not
"qualified" to serve as a member of the Board. A person shall be presumed to be "qualified" if such person has (A) significant business expertise or experience in the information, high technology or computer or other related industries and
(B) served as a member of the board of directors, or as chief operating officer, chief executive officer or managing director of a public company or a privately held company with annual revenue in excess of Five Hundred Million Dollars ($500,000,000) unless the Nominating Committee (with any Olivetti Nominee who is a member thereof abstaining) determines that such person is not "qualified." If the Nominating Committee determines that any such person is not "qualified" Wang shall promptly notify Olivetti of such determination.

                  (d) Changes in the Size of the Board. Subject to Sections 2(b) and 2(c), (i) if the size of the Board is increased, Olivetti shall have the right (but not the obligation) to designate additional Olivetti Nominees to the Board so that the percentage of Olivetti Nominees as compared to the total number of members on the Board will not be less than (A) twenty percent (20%) in the event Olivetti holds not less than fifteen percent (15%) of the then outstanding shares of Capital Stock and (B) ten percent (10%) in the event Olivetti holds not less than seven and one-half percent (7 1/2%) of the then outstanding shares of Capital Stock and (ii) if Olivetti so designates any such additional Olivetti Nominee, (A) the Nominating Committee of the Board will recommend to the Board the election of any such additional Olivetti Nominee to the Board and (B) Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) necessary to submit any such additional Olivetti Nominee to the stockholders of Wang for election to the Board and, if not elected by the stockholders of Wang, to otherwise cause, within thirty (30) days of such non-election, any such additional Olivetti Nominee to be elected to the Board. If the size of the Board is reduced, Olivetti shall cause the applicable number of Olivetti Nominees to immediately resign (regardless of the remaining term, if any) from the Board so that the percentage of Olivetti Nominees as compared to the total number of members on the Board will not be less than (i) twenty percent (20%) in the event Olivetti holds not less than 5,800,000 of the Wang Shares and (ii) ten percent (10%) in the event Olivetti holds not less than 2,900,000 of the Wang Shares. The number of Olivetti Nominees to which Olivetti is entitled pursuant to this Section 2(d) shall equal the product of (x) the percentage representation to which Olivetti is entitled at such time multiplied by (y) the number of members constituting the entire Board after taking into account the increase or decrease thereto, which number shall be rounded down to the nearest whole number if the fractional portion thereof is less than .5 and shall be rounded up to the nearest whole number if the fractional portion thereof is .5 or greater.

                  (e) Vacancies. Subject to Section 2(c), if any Olivetti Nominee shall cease to serve as a director for any reason, other than pursuant to the proviso to the first sentence of Section 2(b) or Section 2(d), and Olivetti designates an Olivetti Nominee in accordance with this Section 2 to fill such vacancy, Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) to fill such vacancy with such Olivetti Nominee within thirty (30) days of such designation.

                  (f) D&O Coverage. Until such time as Olivetti is no longer entitled to designate at least one (1) Olivetti Nominee for election to the Board, Wang shall cause to be


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maintained directors' and officers' liability insurance in favor of the Olivetti
Nominees on the same terms and conditions maintained for other members of the Board or shall implement an alternative liability insurance program (which may include self insurance) approved by a majority vote of the Board; provided, that in all such cases the Olivetti Nominees are treated in the same manner as all other members of the Board.

                  (g) Committees. Subject to Section 2(c), (i) for so long as Olivetti has the right to designate two (2) Olivetti Nominees for election to the Board, Olivetti shall have the right (but not the obligation) to designate at least one (1) Olivetti Nominee to serve on each standing committee of the Board (which currently include the Strategy and Technology Committee, the Finance and Audit Committee and the Organization, Compensation and Nominating Committee) or other committee established by a resolution duly adopted by the Board (except where such service would be prohibited by law or regulation) (the foregoing, the "Committees") and (ii) if Olivetti so designates at least one (1) Olivetti Nominee to serve on each such Committee, Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) to cause at least one (1) Olivetti Nominee to serve on each such Committee within thirty (30) days of such designation. Subject to Section 2(c),
(i) for so long as Olivetti has the right to designate one (1) Olivetti Nominee for election to the Board, Olivetti shall have the right (but not the obligation) to designate such Olivetti Nominee to serve on one-half (1/2) of the then existing Committees, which Committees shall be chosen by such Olivetti Nominee in his sole discretion, and (ii) if Olivetti so designates such Olivetti Nominee to serve on one-half of the then existing Committees, Wang will take all actions (consistent with applicable law and Wang's certificate of incorporation and by-laws) to cause such Olivetti Nominee to serve on one-half (1/2) of the then existing Committees so selected within thirty (30) days of such designation and selection.

            SECTION 3.  INFORMATION RIGHTS; INSIDER TRADING POLICY.

                  (a) For so long as any Olivetti Nominee is a member of the Board, Wang will: (i) deliver to the Olivetti Nominees on the Board copies of all information distributed by Wang to a majority of the members of the Board; and (ii) deliver to Olivetti, as promptly as practicable following filing, a copy of each report, schedule or other document filed by Wang pursuant to the requirements of any federal securities laws.

                  (b) For as long as Olivetti beneficially owns (as determined pursuant to Rule 13d-3 of the 1934 Act) any Wang Shares, Wang will continue to comply in all material respects with the reporting requirements of Section 13 or 15(d) of the 1934 Act, to the extent such reporting requirements are applicable to Wang.

                  (c) For as long as Olivetti beneficially owns (as determined pursuant to Rule 13d-3 of the 1934 Act) any Wang Shares, Wang will afford Olivetti a reasonable opportunity to review any filing with any governmental or regulatory authority and any press release or similar public announcement which refers to, describes or mentions Olivetti or any of its Affiliate (other than solely in its capacity as a stockholder of Wang) prior to the time that such filing is filed with or sent to the


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applicable governmental or regulatory authority or such announcement is disseminated, provided that Wang shall not be required to provide Olivetti with an opportunity to review such filing, press release or announcement to the extent such information (i) has been previously disclosed by Olivetti or Wang not in violation of this Agreement or (ii) (A) Wang has previously provided Olivetti with a copy of such information and (B) Olivetti has not objected to the disclosure of such information.

                  (d) For as long as Olivetti beneficially owns (as determined pursuant to Rule 13d-3 of the 1934 Act) any Wang Shares, (i) Olivetti will, and will cause each of Affiliates to, and will use its commercially reasonable best efforts to cause its and each of its Affiliates, directors, officers, employees, agents and representatives to, comply with the written policies of Wang regarding insider trading or similar laws to the extent that any of the foregoing are provided (whether by Wang, Olivetti or any Olivetti Nominee) with any information provided by Wang pursuant to Section 3(a) or 3(c) and (ii) Wang will notify Olivetti of any amendment to such policy or the adoption of any additional policy regarding insider trading or similar laws (any such policy, "Wang's Insider Trading Policy"). Olivetti shall use its commercially reasonable best efforts to cause each Olivetti Nominee to (i) review Wang's Insider Trading Policy and (ii) deliver to Wang a statement to such effect upon election on the Board. Wang, with the concurrence of a majority of the Board, shall be authorized to remove from the Board any Olivetti Nominee who discloses or uses any non-public information regarding Wang in violation of any applicable law or Wang's Insider Trading Policy.

            SECTION 4.  CERTAIN RESTRICTIONS.

                  (a) Transfer Restrictions. Except with the prior written consent of Wang duly authorized by a majority of the Board, excluding the Olivetti Nominees, until the earlier of (i) the third anniversary of the date hereof or (ii) the occurrence of an Early Termination Event, Olivetti will not, and will cause each of its Affiliates not to, directly or indirectly sell, transfer or otherwise dispose of any Wang Shares, except to one or more Majority-Owned Olivetti Affiliates (provided that prior thereto any such Majority-Owned Olivetti Affiliate agrees in writing to be bound by the terms and conditions of this Agreement and that Olivetti shall remain liable to Wang for any breach of this Agreement by any such Majority-Owned Olivetti Affiliate).

                  (b) Short Sale, Hedging and Pledge Restrictions. Except with the prior written consent of Wang duly authorized by a majority of the Board, excluding the Olivetti Nominees, for so long as Olivetti beneficially owns (as determined pursuant to Rule 13d-3 of the 1934 Act) thirty-three percent (33%) or more of the Wang Shares, Olivetti will not, and will cause each of its Affiliates not to, directly or indirectly:

                  (i) engage in any short sale or hedging transaction with
            respect to any Wang Shares; or

                  (ii) pledge any Wang Shares, except to one or more bona fide financial institutions for the purpose of securing bona fide indebtedness of Olivetti (provided that prior thereto any such financial institution agrees in writing to be bound by the terms


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            and conditions of this Agreement (other than Sections 2 and 3) and that Olivetti shall remain liable to Wang for any breach of this Agreement by any such financial institution).

                  (c) Standstill Restrictions. Except with the prior written consent of Wang duly authorized by a majority of the Board, excluding the Olivetti Nominees, until the earlier of (i) ninety (90) days after the occurrence of a Modified Early Termination Event or (ii) one hundred eighty
(180) days after the date after the third (3rd) anniversary of the date hereof on which all of the Olivetti Nominees on the Board resign from the Board, Olivetti will not, and will cause each of its Affiliates not to, directly or indirectly:

                  (i) act in concert with any other person or Group by becoming a member of a 13D Group, other than any 13D Group comprised exclusively of Olivetti and one or more of its Affiliates;

                  (ii) purchase or otherwise acquire shares of Capital Stock as a result of which, after giving effect to such purchase or acquisition, Olivetti and its Affiliates will beneficially own (as determined pursuant to Rule 13d-3 of the 1934 Act) more than 19.9% of the outstanding shares of Common Stock;

                  (iii) solicit, initiate, encourage or participate in any
            "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act; disregarding clause (iv) of Rule 14a 1(1)(2) and including an exempt solicitation pursuant to Rule 14a 2(b)(1)); call, or in any way encourage or participate in a call for, any special meeting of stockholders of Wang (or take any action with respect to action by written consent of the stockholders of Wang); seek to advise any Person with respect to voting of any securities of Wang; make any statement in a press release, newspaper advertisement or similar general communication of how it intends to vote at any meeting of stockholders of Wang (or with respect to any action by written consent of the stockholders of Wang); request, or take any action to obtain or retain, any list of holders of any securities of Wang; or initiate or propose any stockholder proposal or participate in or encourage the making of, or solicit stockholders of Wang for the approval of, one or more stockholder proposals; provided, however, that Olivetti shall not be prohibited from receiving communications from a security holder who is engaged in any "solicitation" of "proxies" or who is a "participant" in any "election contest";

                  (iv) otherwise act, alone or in concert with others, to seek propose or seek to effect any form of business combination transaction with Wang or any of its Affiliates or any restructuring, recapitalization or any similar transaction with respect to any thereof (other than through Olivetti Nominees at meetings of the Board);



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                  (v) seek representation on the Board or a change in the
            composition or size of the Board other than as set forth in Section 2; or

                  (vi) assist, advise or encourage any Person with respect to, or seek to do, any of the foregoing.

                  (d) NOL Restrictions. Except for purchases and acquisitions of Common Stock pursuant to the Ancillary Consideration Agreement or with the Additional Cash Consideration (as defined in the Ancillary Consideration Agreement), if Olivetti, at any time, intends to purchase or otherwise acquire Capital Stock, Olivetti shall notify Wang in writing (the "Purchase Notice") of
(i) the Capital Stock which Olivetti intends to purchase or otherwise acquire,
(ii) the estimated period of time over which such contemplated purchase or other acquisition is to be effected and (iii) the estimated price for such purchase or other acquisition. Upon receipt of the Purchase Notice, Wang shall have three
(3) Business Days to, in its good faith judgment, either (A) approve the purchase or other acquisition contemplated in the Purchase Notice or (B) prohibit or impose restrictions on the purchase or other acquisition contemplated in the Purchase Notice to the extent that the consummation thereof would be reasonably likely to cause the undue risk of loss of, or the limitation on the use of, the net operating loss, capital loss or tax credit carryforwards to which Wang is entitled pursuant to Section 382 of the Code or any successor statutes and the regulations promulgated thereunder. Olivetti shall conform to the conduct prescribed by Wang with respect to the purchase or other acquisition contemplated in the Purchase Notice.

                  (e) Voting Restrictions. If Olivetti or an Olivetti Affiliate purchases or otherwise acquires any shares of Capital Stock in violation of Sections 4(c)(ii) or (d), then (i) all such shares of Capital Stock shall automatically lose their voting rights and (ii) Wang shall have the right to compel Olivetti to dispose of all of such shares of Capital Stock.

            SECTION 5.  RIGHT TO PARTICIPATE IN PUBLIC OFFERINGS.

                  If, at any time prior to the date on which Olivetti sells any of the Wang Shares, Wang proposes to issue or sell any shares of Common Stock in an offering of Common Stock registered under the Securities Act of 1933, as amended (the "1933 Act"), Wang shall send to (or cause to be sent to) Olivetti a copy of the prospectus for such offering simultaneously with the distribution of the same. If Olivetti notifies Wang not later than five (5) Business Days prior to the "pricing" of such offering that it is interested in acquiring shares of Common Stock in such offering on the terms of such offering, (a) Wang shall, subject to Section 4(d) and to applicable law and regulations, cause a number of shares of Common Stock to be sold to Olivetti in such offering and on the terms of such offering and (b) Olivetti shall purchase a number of shares of Common Stock in such offering and on the terms and conditions of such offering, in each case, such that Olivetti would own the same percentage of the shares of Common Stock outstanding immediately following the consummation of such offering as it owned of the number of shares of Common Stock outstanding immediately prior to the consummation of such offering.


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            SECTION 6.  PRE-REGISTRATION PROCEDURES.

                  (a) Prior to making any request pursuant to Sections 7(a) or 8(a), Olivetti shall deliver to Wang a written notice (a "Desired Sale Notice") that it desires to sell not less than and up to that number of the Wang Shares with respect to which it is then entitled to make a request pursuant to Sections 7(a) or 8(a) which Wang is required to honor pursuant to Sections 7(b) or 8(b), specifying the number of Wang Shares it desires to sell. Wang shall use its commercially reasonable best efforts to present to Olivetti, within forty-five
(45) days after the date of such Desired Sale Notice, a proposal (the "Proposal") for the sale of the Wang Shares specified in any Desired Sale Notice. In the Proposal, Wang shall propose to Olivetti that the sale of the Wang Shares specified in any Desired Sale Notice be effected through (i) a private sale that is exempt from the registration requirements of the 1933 Act (a "Private Sale"), (ii) a repurchase by Wang (a "Repurchase"), (iii) a Requested Registration, (iv) a Shelf Registration or (v) any combination of the foregoing.

                  (b) If any Proposal involves a Private Sale, the terms and conditions of such Private Sale must be acceptable to Olivetti in its sole discretion and Olivetti shall deliver in writing an acceptance or rejection of any Private Sale within fifteen (15) days of the date of the Proposal. If Olivetti accepts such Private Sale, such Private Sale shall be consummated not later than the ninetieth (90th) day following the date of the Desired Sale Notice.

                  (c) If any Proposal involves a Repurchase, such Proposal shall state the number of Wang Shares covered by such Repurchase and the per share price to be paid in such Repurchase and Olivetti shall deliver in writing an acceptance or rejection of such Repurchase within fifteen (15) days of the date of the Proposal. If Olivetti accepts such Repurchase, such Repurchase shall be consummated not later than the ninetieth (90th) day following the date of the Desired Sale Notice.

                  (d) If the Proposal involves a Requested Registration, such Requested Registration shall be effected in accordance with Section 7 with the Proposal being deemed the written request of Olivetti referred to in Section 7(a).

                  (e) If the Proposal involves a Shelf Registration, such Shelf Registration shall be effected in accordance with Section 8 with the Proposal being deemed the written request of Olivetti referred to in Section 8(a).

                  (f) If Wang (i) fails to deliver a Proposal to Olivetti within forty-five (45) days after the date of any Desired Sale Notice, (ii) delivers a Proposal involving a Private Sale or Repurchase within forty-five (45) days of any Desired Sale Notice but such Private Sale or Repurchase is not consummated within ninety (90) days of the date of such Desired Sale Notice (other than as a result of Olivetti's failure to consummate such Private Sale or Repurchase) or
(iii) delivers a Proposal involving a Requested Registration or Shelf Registration within forty-five (45) days of any Desired Sale Notice but such Requested Registration or Shelf Registration is not effected in accordance with


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Sections 7 or 8, as the case may be (except by reason of some act or omission on the part of Olivetti), then Olivetti shall be entitled to request registration of the Wang Shares covered by such Private Sale, Repurchase, Requested Registration or Shelf Registration under the 1933 Act pursuant to either Section 7(a) or Section 8(a). If Olivetti requests registration of such Wang Shares pursuant to Section 7(a), Wang shall effect such registration in accordance with either Section 7 or Section 8, at Wang's election. If Olivetti requests registration of such Wang Shares pursuant to Section 8(a), Wang shall effect such registration in accordance with Section 8.

            SECTION 7.  DEMAND REGISTRATIONS.

                  (a) Registration Requests. Subject to Section 6, at any time after the earliest to occur of (i) the third (3rd) anniversary of the date hereof or (ii) an Early Termination Event, upon the written request of Olivetti (specifying that such request is being made pursuant to this Section 7(a)) delivered to Wang requesting that Wang effect the registration under the 1933 Act of all or part of Olivetti's Registrable Securities as an underwritten offering and specifying the number of Registrable Securities to be registered, Wang will use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities which Wang has been so requested to register by Olivetti within sixty (60) days of such request, all to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. Subject to Section 7(e), Wang may include in such registration other securities of the same class as the Registrable Securities for sale for its own account or for the account of any other Person. Neither Wang nor any of its security holders shall have the right to include any of Wang's securities (other than Registrable Securities) in a registration statement to be filed as part of a Requested Registration unless (i) such securities are of the same class as the Registrable Securities and (ii) Wang or such security holders, as applicable, agree in writing to sell, subject to Section 7(e), their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any security holders of Wang (other than Olivetti) register securities of Wang in a Requested Registration in accordance with this Section 7, such holders shall pay the fees and expenses of their counsel and their pro rata share, on the basis of the respective amounts of the securities included in such registration on behalf of each such holder, of the Registration Expenses if the Registration Expenses for such registration are not paid by Wang for any reason.

                  (b)   Limitations on Requested Registrations.

                  (i) Notwithstanding anything herein to the contrary, Wang
            shall not be required to honor a request for a Requested Registration if:

                        (A)   Wang has previously effected an aggregate of three
                              (3) Private Sales, Repurchases or Effective
                              Registrations;

                        (B) the market value of the Registrable Securities requested by Olivetti to be so registered is less than $20,000,000;

                        (C) if an Early Termination Event has not occurred, if such request for a Requested Registration is made prior to the fourth (4th) anniversary of the date hereof and the sum of the number of Registrable Securities the subject thereof and all Registrable Securities the subject of prior requests for Requested Registrations or Shelf Registrations exceed 2,900,000 Registrable Securities;

                        (D) in the event an Early Termination Event has not occurred, if such request for a Requested Registration is made prior to the fifth (5th) anniversary and the sum of the number of Registrable Securities the subject thereof and all Registrable Securities the subject of prior requests for Requested Registrations or Shelf Registrations exceed 5,800,000 Registrable Securities;

                        (E) such request is received from Olivetti with respect to Registrable Securities that may immediately be sold under Rule 144 during any ninety (90) day period; provided that the foregoing shall not apply where Olivetti owns more that ten percent (10%) of the outstanding shares of Capital Stock immediately prior to the date of such request; or

                        (F) such request is received by Wang less than (X) three hundred (300) days following the effective date of any previous registration statement filed in connection with a Requested Registration or a Shelf Registration (Y) ninety (90) days following the effective date of any previous registration statement filed in connection with a Piggyback Registration (regardless of whether Olivetti exercised its rights under this Agreement with respect to such Piggyback Registration).

                  (ii) In addition, if (A) in the bona fide opinion of one or more reputable investment banking firms, effecting any Requested Registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction by Wang, Wang may postpone taking action with respect to such Requested Registration for a reasonable period of time (not exceeding one hundred eighty (180) days from the date of the Desired Sale Notice relating to such Requested Registration) or
            (B) effecting any Requested Registration would require Wang to make public disclosure of information which Wang has a bona fide business purpose for preserving as confidential, Wang may postpone taking action with respect to such Requested Registration until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or (y) one hundred eighty (180) days after Wang makes such good faith determination.

                  (c) Registration Statement Form. Wang may, if permitted by law, effect any Requested Registration by the filing of a registration statement on Form S-3 unless the Managing Underwriter shall notify Wang in writing that, in the judgment of such Managing Underwriter, the use of a more detailed form specified in such notice is of material importance to the success of the Public Offering of such Registrable Securities, in which case such registration shall be effected on the form so specified. Requested Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by Wang, and shall be reasonably acceptable to Olivetti, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration.

                  (d) Registration Expenses. Wang will pay all Registration Expenses incurred in connection with any Requested Registration.

                  (e) Priority in Cutback Registrations. If a Requested Registration becomes a Cutback Registration, Wang will include in any such registration to the extent of the number which the Managing Underwriter advises Wang can be sold in such offering (i) first, the Registrable Securities requested to be included in such registration by Olivetti and (ii) second, other securities of Wang proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among Wang and the holders of such other securities. Any securities excluded from such Requested Registration shall be withdrawn from and shall not be included in such Requested Registration.

            SECTION 8.  SHELF REGISTRATIONS.

                  (a) Shelf Registration Requests. Subject to Section 6, at any time after the earliest to occur of (i) the third (3rd) anniversary of the date hereof or (ii) an Early Termination Event, upon the written request of Olivetti (specifying that such request is being made pursuant to this Section 8(a)) delivered to Wang requesting that Wang effect the registration under the 1933 Act of all or part of Olivetti's Registrable Securities on a Form S-3 for a public offering on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act and specifying the number of Registrable Securities to be registered, provided Wang is then entitled pursuant to the 1933 Act to file a Form S-3, Wang shall use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities which Wang has been so requested to register by Olivetti within thirty (30) days of such request.

                  (b)   Limitations on Shelf Registration Statements.

                  (i) Notwithstanding anything herein to the contrary, Wang
            shall not be required to honor a request for a Shelf Registration if:

                        (A)   Wang has previously effected an aggregate of three
                              (3) Private Sales, Repurchases or Effective
                              Registrations;

                        (B) if an Early Termination Event has not occurred, if such request for a Shelf Registration is made prior to the fourth (4th) anniversary of the date hereof and the sum of the number of Registrable Securities the subject thereof and all Registrable Securities the subject of prior requests for Requested Registrations or Shelf Registrations exceed 2,900,000 Registrable Securities;

                        (C) in the event an Early Termination Event has not occurred, if such request for a Shelf Registration is made prior to the fifth (5th) anniversary and the sum of the number of Registrable Securities the subject thereof and all Registrable Securities the subject of prior requests for Requested Registrations or Shelf Registrations exceed 5,800,000 Registrable Securities; or

                        (D) such request is received by Wang less than (X) three hundred (300) days following the effective date of any previous registration statement filed in connection with a Requested Registration or a Shelf Registration or (Y) ninety (90) days following the effective date of any previous registration statement filed in connection with a Piggyback Registration (regardless of whether Olivetti exercised its rights under this Agreement with respect to such Piggyback Registration).

                  (ii) In addition, if (A) in the bona fide opinion of one or more reputable investment banking firms, effecting any Shelf Registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction by Wang, Wang may postpone taking action with respect to such Shelf Registration for a reasonable period of time (not exceeding one hundred eighty (180) days from the date of the Desired Sale Notice relating to such Shelf Registration) or (B) in the good faith determination of Wang effecting any Shelf Registration would require Wang to make public disclosure of information which Wang has a bona fide business purpose for preserving as confidential, Wang may postpone taking action with respect to such Shelf Registration until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or (y) one hundred eighty (180) days after Wang makes such good faith determination.

                  (iii) In addition, if an Early Termination Event has occurred and the number of Registrable Securities the subject of a request for any Shelf Registration exceeds 5,000,000 Registrable Securities and a reputable investment banking firm advises Wang and Olivetti in writing that, in its opinion, the number of Registrable Securities requested to be included in such Shelf Registration exceeds the number which can be sold pursuant to such Shelf Registration without a material reduction in the selling price anticipated to be received for such Registrable Securities, Wang shall include in such Shelf Registration the greater of (A) 5,000,000 Registrable Securities or
            (B) such number of Registrable Securities as such investment banking firm advises Wang and Olivetti can be sold pursuant to such Shelf Registration without a material reduction in the selling price anticipated to be received for such Registrable Securities .

                  (c) Registration Expenses. Wang will pay all Registration Expenses incurred in connection with any Shelf Registration.

                  (d) Discontinuance of Disposition. Olivetti agrees that upon receipt of any notice from Wang that (i) in the opinion of one or more investment banking firms, Olivetti's disposition of Registrable Securities pursuant to any Shelf Registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction by Wang, Olivetti shall forthwith discontinue such disposition of Registrable Securities pursuant to such Shelf Registration for a period of up to one hundred eighty (180) days or (ii) in the good faith determination of Wang, Olivetti's disposition of Registrable Securities pursuant to any Shelf Registration would require Wang to make public disclosure of information of which Wang has a bona fide business purpose for preserving as confidential, Olivetti shall forthwith discontinue such disposition of Registrable Securities pursuant to such Shelf Registration until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or
(y) one hundred eighty (180) days after Wang makes such good faith determination.

            SECTION 9.  PIGGYBACK REGISTRATIONS.

                  (a) Right to Include Registrable Securities. If Wang at any time after the earlier to occur of (i) the third (3rd) anniversary of the date hereof or (ii) the occurrence of an Early Termination Event, proposes to effect a Piggyback Registration Wang will give prompt written notice (a "Notice of Piggyback Registration") at least thirty (30) days prior to the anticipated filing date, to Olivetti of its intention to effect a Piggyback Registration, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of Olivetti made within twenty (20) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by Olivetti and the intended method of disposition thereof), Wang will use its commercially reasonable best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities which Wang has been so requested by Olivetti to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such Piggyback Registration, Wang shall determine for any reason not to register or to delay registration of such securities, Wang may, at its election, give written notice of such determination to Olivetti and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of Olivetti to request that such registration be effected as a Requested

Registration under Section 7 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 9 shall relieve Wang of its obligations under Sections 6, 7 or 8.

                  (b) Limitation on Piggyback Registrations. Notwithstanding anything contained herein to the contrary, Wang shall not be required to effect any registration of Registrable Securities under this Section 9 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employment benefit or similar plans.

                  (c) Registration Expenses. Wang will pay all Registration Expenses incurred in connection with each Piggyback Registration.

                  (d) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration, Wang will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises Wang can be sold in such offering:

                  (i) if such registration as initially proposed by Wang was solely a primary registration of its securities, (x), first, the securities proposed by Wang to be sold for its own account and (y) second, any Registrable Securities requested to be included in such registration by Olivetti and any other securities of Wang proposed to be included in such registration, allocated among the holders thereof (including Olivetti) in accordance with the priorities then existing among Wang and such holders; and

                  (ii) if such registration as initially proposed by Wang was in whole or in part requested by holders of securities of Wang, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (x) first, such securities held by the holders initiating such registration and (y) second, any Registrable Securities requested to be included in such registration by Olivetti and any other securities of Wang proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among Wang and the holders of such other securities.

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

            SECTION 10. REGISTRATION PROCEDURES.

            If and whenever Wang is required to use its commercially reasonable best efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 7, Section 8 or Section 9 hereof, Wang will use its commercially reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance therewith. Without limiting the foregoing, Wang in each such case will, as expeditiously as possible:

                  (a) prepare and file with the Commission (in the case of a Requested Registration or a Shelf Registration Statement, not later than thirty
(30) days after Wang's receipt of the request therefor from Olivetti) the requisite registration statement to effect such registration and use its commercially reasonable best efforts to cause such registration statement to become effective, provided that as far in advance as practical before filing such registration statement or any amendment thereto, Wang will furnish to Olivetti copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and Olivetti shall have the opportunity to object to any information pertaining solely to Olivetti or its Affiliates that is contained therein and Wang will make the corrections reasonably requested by Olivetti with respect to such information prior to filing any such registration statement or amendment;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) one hundred twenty
(120) days after such registration statement becomes effective (or if an Early Termination Event has occurred and such registration statement is for a Shelf Registration, (x) one hundred eighty (180) days after such registration becomes effective if less than 5,000,000 Registrable Securities were registered on such registration statement or (y) one (1) year after such registration statement becomes effective if 5,000,000 or more Registrable Securities were registered on such registration statement);

                  (c) promptly notify Olivetti and the underwriter or underwriters, if any:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) or of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                  (iii) of the notification to Wang by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                  (iv) of the receipt by Wang of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

                  (d) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the 1933 Act relating to Olivetti's Registrable Securities, and such other documents, as such seller of Registrable Securities may reasonably request to facilitate the disposition of its Registrable Securities;

                  (e) use its commercially reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Olivetti shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Olivetti to consummate the disposition in such jurisdictions of the Registrable Securities owned by Olivetti, except that Wang shall not for any such purpose be required
(i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph
(e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

                  (f) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Olivetti to consummate the disposition of such Registrable Securities;

                  (g) until such time as Olivetti ceases to be an "affiliate" of Wang for purposes of the 1933 Act, furnish to Olivetti a signed counterpart, addressed to it, of

                  (i) an opinion of counsel for Wang, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to Olivetti, and

                  (ii) a "comfort" letter, dated the effective date of such
            registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified Wang's financial statements included or incorporated by reference in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as Olivetti (or the underwriters, if any) may reasonably request;

                  (h) notify Olivetti, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of Olivetti promptly prepare and furnish to Olivetti a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (i) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder;

                  (j) until such time as Olivetti ceases to be an "affiliate" of Wang for purposes of the 1933 Act, make available for inspection by Olivetti, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Olivetti or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Wang (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Wang's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the prepara tion of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which Wang determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Wang and allow Wang, at Wang's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (l) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of Wang of the same class as the Registrable Securities are then listed.

            Wang may require Olivetti, as a condition to including Registrable Securities in such registration, shall, furnish Wang with such information and affidavits regarding Olivetti and the distribution of such securities as Wang may from time to time reasonably request in writing in connection with such registration.

            Olivetti agrees by acquisition of such Registrable Securities that upon receipt of any notice from Wang of the happening of any event of the kind described in subparagraph (h) of this Section 10, Olivetti will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Olivetti's receipt of the copies of the supplemented or amended prospectus contemplated by subparagraph (h) of this Section 10 and, if so directed by Wang, will deliver to Wang (at Wang's expense) all copies, other than permanent file copies, then in Olivetti's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event Wang shall give any such notice, the period referred to in subparagraph (b) of this Section 10 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subparagraph (h) of this
Section 10 and to and including the date when Olivetti shall receive the copies of the supplemented or amended prospectus contemplated by subparagraph (h) of this Section 10.

            SECTION 11. UNDERWRITTEN OFFERINGS.

                  (a) Underwritten Requested Offerings. In the case of any underwritten Public Offering being effected pursuant to a Requested Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected by Wang. Wang shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 13 hereof. Olivetti shall be a party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Wang to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to Olivetti's obligations. Olivetti shall not be required to make any representations or warranties to or agreements with Wang or the underwriters other than representations, warranties or agreements regarding Olivetti and its ownership of the securities being registered on its behalf and Olivetti's intended method of distribution and any other representation required by law. Olivetti may not participate in such underwritten offering unless it agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

                  (b) Underwritten Piggyback Offerings. If Wang at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, Wang will, subject to the provisions of Section 9(d) hereof, use its commercially reasonable best efforts, if requested by Olivetti, to arrange for such underwriters to include the Registrable Securities to be offered and sold by Olivetti among the securities to be distributed by such underwriters, and Olivetti shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Wang securities to be sold by such underwriters in connection with such Piggyback Registration. Olivetti shall be a party to the underwriting agreement between Wang and such underwriter or underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Wang to and for the benefit of such underwriters also be made to and for Olivetti's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to Olivetti's obligations. Olivetti shall not be required to make any representations or warranties to or agreements with Wang or the underwriters other than representations, warranties or agreements regarding Olivetti and its ownership of the securities being registered on its behalf and Olivetti's intended method of distribution and any other representation required by law. Olivetti may not participate in such underwritten offering unless it agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

            SECTION 12. HOLDBACK AGREEMENTS.

                  (a) By Olivetti. Unless the Managing Underwriter (or, in the case of a non-underwritten Public Offering, Wang) otherwise agrees, Olivetti, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule
144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the one hundred thirty-five (135) days after the effective date of any registration statement filed by Wang in connection with an underwritten Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, Wang), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not Olivetti participates in such registration.

                  (b) By Wang. Unless the Managing Underwriter otherwise agrees, Wang agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the one hundred thirty-five (135) days after the effective date of the registration statement filed in connection with an underwritten offering made pursuant to a Requested Registration or a Piggyback Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto.

                  (c) Exception. The foregoing provisions shall not apply to Olivetti to the extent Olivetti is prohibited by applicable law from agreeing to withhold from sale or to the extent Olivetti is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term "fiduciary", a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the shares proposed to be sold are subject to the Employee Retirement Income Security Act, the Investment Company Act of 1940 or the Investment Advisers Act of 1940 or if such shares are held in a separate account under applicable insurance law or regulation.


            SECTION 13. INDEMNIFICATION

                  (a) Indemnification by Wang. Wang shall, to the full extent permitted by law, indemnify and hold harmless Olivetti in connection with a Requested Registration or a Piggyback Registration, its directors and officers, and each other Person, if any, who controls Olivetti within the meaning of the 1933 Act, against any losses, claims, damages, expenses (including reasonable attorney fees) or liabilities, joint or several (together, "Losses"), to which Olivetti or any such director or officer or controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and Wang will reimburse Olivetti and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that Wang shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Wang by Olivetti specifically stating that it is for use in the preparation thereof or
(y) Olivetti's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Olivetti or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. Wang shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the 1933 Act to the same extent as provided above with respect to holders of Registrable Securities.

                  (b) Indemnification by the Sellers. Olivetti, as a condition to including Registrable Securities in any registration statement filed in connection with a Requested Registration or a Piggyback Registration, shall, to the full extent permitted by law, indemnify and hold harmless Wang, its directors and officers, and each other Person, if any, who controls Wang within the meaning of the 1933 Act, against any Losses to which Wang or any such director or officer or controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Wang by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 13(b) shall be several, and not joint and several, among such Indemnifying Parties and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this
Section 13(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Wang or any such director, officer or participating or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the 1933 Act to the same extent as provided above with respect to Wang.

                  (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
Section 13, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding para graphs of this Section 13, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemni fied Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided, further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 13 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consider ations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

            No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 13 (with appropriate modifications) shall be given by Wang and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the 1933 Act. The provisions of this Section 13 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) Indemnification Payments. The indemnification required by this Section 13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.


            SECTION 14. COVENANTS RELATING TO RULE 144.

                        If at any time Wang is required to file reports in compliance with either Section 13 or Section 15(d) of the 1934 Act, Wang will file reports in compliance with the 1934 Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish Olivetti with such other information as Olivetti may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing Olivetti to sell any Registrable Securities without registration, and will, at its expense, forthwith upon the request of Olivetti, deliver to Olivetti a certificate, signed by Wang's principal financial officer, stating (a) Wang's name, address and telephone number (including area code), (b) Wang' s Internal Revenue Service identification number, (c) Wang's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by Wang and (e) whether Wang has filed the reports required to be filed under the 1934 Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time Wang is not required to file reports in compliance with either Section 13 or Section 15(d) of the 1934 Act, Wang at its expense will, forthwith upon the written request of Olivetti, make available adequate current public information with respect to Wang within the meaning of paragraph (c)(2) of Rule 144.


            SECTION 15. OTHER REGISTRATION RIGHTS.

                  (a) No Existing Agreements. Wang represents and warrants to Olivetti that there is not in effect on the date hereof any agreement by Wang pursuant to which any holders of securities of Wang have a right to cause Wang to register or qualify such securities under the 1933 Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement.

                  (b) Future Agreements. Wang shall not hereafter agree with the holders of any securities issued or to be issued by Wang to register or qualify such securities under the 1933 Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that: (i) such holder of such securities may not participate in any Requested Registration except as provided in Section 7; (ii) the holder of such securities may not participate in any Piggyback Registration except as provided in Section 9; and (iii) such securities may not be publicly offered or sold for the period specified in
Section 12(b)(y) under the circumstances described in such Section.


            SECTION 16. INTERPRETATION OF THE AGREEMENT.

                  (a) Definitions. Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this
Agreement:

            "Affiliate" means any person or entity, directly or indirectly, controlling, controlled by or under common control with such person or entity.

            "Agreement" means this Stockholders Agreement, as the same shall be amended from time to time.

            "Ancillary Consideration Agreement" means the Ancillary Consideration Agreement dated as of the date hereof between Wang and Olivetti.

            "Board" has the meaning ascribed to it in Section 2(a).

            "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York or the Commonwealth of Massachusetts are authorized or obligated to close.

            "Capital Stock" means any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of Wang, and shall also include additional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock.

            "Change of Control" means one or more of the following events:

            (i) less than a majority of the members of the Board shall be persons who either (A) were serving as directors on the date of this Agreement or (B) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (A) above or this clause (B);

            (ii) the stockholders of Wang shall approve any plan or proposal for the liquidation or dissolution of Wang; and

            (iii) an announcement by any person, or group of persons acting in concert, of an acquisition of Wang's securities or other transaction which will require the filing with the Commission of a Schedule 13D under the 1934 Act, with respect to beneficial ownership of Wang (other than by a financial entity or other similar institutional investor holding securities of Wang for investment purposes that is eligible to file a
      Schedule 13G under the 1934 Act with respect to such acquisition in accordance with Rule 13d-1(b)(1) of the 1934 Act) in which Item 4 thereof will indicate a plan or proposal under subsections (a)-(j) thereof with respect to either (x) the acquisition of forty percent (40%) of Wang's voting securities (other than securities issued in a public offering made by Wang) or (y) the merger or consolidation of Wang with another entity where the stockholders of Wang would not, immediately after the merger or consolidation, own at least fifty percent (50%) of the voting securities of the entity issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of Wang; provided, however, that if such previously announced acquisition or transaction is withdrawn or not otherwise consummated, the Change of Control triggered by this subparagraph (iii) shall be deemed to be of no further force and the restrictions in Section 4(a) of this Agreement shall apply as if no Change of Control had occurred.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

            "Committees" has the meaning ascribed to it in Section 2(g).

            "Common Stock" means shares of Common Stock, par value $0.01 per share, of Wang, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

            "Cutback Registration" means any Requested Registration or Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises Wang and Olivetti in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Wang which are not Registrable Securities) exceed the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

            "Desired Sale Notice" has the meaning ascribed to it in Section
6(a).

            "Early Termination Event" shall be deemed to have occurred upon the occurrence of any one or more of the following: (i) if Wang fails to (A) cause any Olivetti Nominee not elected to the Board by the stockholders of Wang to otherwise become a member of the Board as required by Sections 2(b) or (d) within the period provided for therein, (B) fill any vacancy on the Board as required by Section 2(e) within the period provided for therein or (C) cause the Olivetti Nominees to serve on Committees as required by Section 2(g) within the period provided for therein (unless at the time of any such failure one (1) or more Olivetti Nominees are then serving on the Board and all such Olivetti Nominees do not resign from the Board within ninety (90) days of such failure, in which case no Early Termination Event shall occur as a result of such failure); (ii) if the Nominee Committee determines that two (2) persons designated in sequence by Olivetti, in good faith as satisfying the criteria set forth in Section 2(c), pursuant to Sections 2(b) or (d) for the same seat on the Board are not "qualified" (unless at the time of the second (2nd) of such determinations one (1) or more Olivetti Nominees are then serving on the Board and all such Olivetti Nominees do not resign from the Board within ninety (90) days of the second (2nd) of such determinations, in which case no Early Termination Event shall occur as a result of such determinations); (iii) if Wang breaches this Agreement and such is neither cured nor desisted from within thirty (30) days of receipt of written notice from Olivetti of such breach and such breach would reasonably be expected to materially adversely affect Olivetti; (iv) the occurrence of a Change of Control; or (v) the sale, lease, transfer or other disposition of all or substantially all of the assets of Wang.

            "Effective Registration" means a Requested Registration or a Shelf Registration which (a) has been declared or ordered effective in accordance with the rules of the Commission, and (b) has been kept effective for the period of time contemplated by Section 10(b) and (c), with respect to a Requested Registration, has resulted in at least fifty percent (50%) of the Registrable Securities requested to be included in such registration actually being sold (except by reason of some act or omission on the part of Olivetti); provided that a Cutback Registration in which the number of Registrable Securities actually included in such Requested Registration is not at least fifty (50%) of the number of Registrable Securities requested to be included in such registration shall not be an Effective Registration for purposes of this Agreement. Notwithstanding the foregoing, a registration that does not become effective after it has been filed with the Commission solely by reason of the refusal to proceed of Olivetti shall be deemed to be an Effective Registration for purposes of this Agreement.

            "Form S-3" means Form S-3 promulgated by the Commission under the 1933 Act, or any successor or similar short-form registration statement.

            "Group" means a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

            "Indemnified Party" means a party entitled to indemnity in accordance with Section 13.

            "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 13.

            "Inspectors" has the meaning ascribed to it in Section 10(j).

            "Losses" has the meaning ascribed to it in Section 13(a).

            "Majority-Owned Olivetti Affiliate" means any corporation in which Olivetti, directly or indirectly, owns or controls shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation.

            "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

            "Modified Early Termination Event" shall be deemed to have occurred upon the occurrence of any one or more of the following: (i) if Wang fails to
(A) cause any Olivetti Nominee not elected to the Board by the stockholders of Wang to otherwise become a member of the Board as required by Sections 2(b) or
(d) within the period provided for therein, (B) fill any vacancy on the Board as required by Section 2(e) within the period provided for therein or (C) cause the Olivetti Nominees to serve on Committees as required by Section 2(g) within the period provided for therein (unless at the time of any such failure one (1) or more Olivetti Nominees are then serving on the Board and all such Olivetti Nominees do not resign from the Board within ninety (90) days of such failure, in which case no Modified Early Termination Event shall occur as a result of such failure); or (ii) if the Nominee Committee determines that any two (2) persons designated in sequence by Olivetti, in good faith as satisfying the criteria set forth in Section 2(c), pursuant to Sections 2(b) or (d) for the same seat on the Board are not "qualified" (unless at the time of the second
(2nd) of such determinations one (1) or more Olivetti Nominees are then serving on the Board and all such Olivetti Nominees do not resign from the Board within ninety (90) days of the second (2nd) of such determinations, in which case no Early Termination Event shall occur as a result of such determinations).

            "NASD" means the National Association of Securities Dealers.

            "1933 Act" has the meaning ascribed to it in Section 5.

            "1934 Act" has the meaning ascribed to it in Section 2(c).

            "Notice of Piggyback Registration" has the meaning ascribed to it in
Section 9(a).

            "Olivetti Nominee" has the meaning ascribed to it in Section 2(a).

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

            "Piggyback Registration" means any registration of securities of Wang of the same class as the Registrable Securities under the 1933 Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of Wang or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of Wang or for the account of any holder of securities of Wang (other than Registrable Securities).

            "Private Sale" has the meaning ascribed to it in Section 6(a).

            "Public Offering" means any offering of Common Stock to the public, either on behalf of Wang or any of its securityholders, pursuant to an effective registration statement under the 1933 Act.

            "Purchase Notice" has the meaning ascribed to it in Section 4(d).

            "Records" has the meaning ascribed to it in Section 10(j).

            "Registrable Securities" means (i) the Wang Shares and (ii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Wang Shares, acquired by way of any rights offering or similar offering made in respect of the Wang Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

            "Registration Expenses" means all expenses incident to Wang's performance of or compliance with its obligations under this Agreement to effect
(i) a Special Private Sale, (ii) a Special Repurchase, (iii) a Special Public Offering or (iv) the registration of Registrable Securities in a Requested Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Wang and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, and any fees and disbursements of counsel and accountants retained by Olivetti, which shall be payable by Olivetti; provided, however, that if an Early Termination Event shall have occurred, Registration Expenses shall include the reasonable fees and expenses of a single counsel retained by Olivetti in connection with the registration of Registrable Securities.

            "Requested Registration" means any registration of Registrable Securities under the 1933 Act effected in accordance with Section 7.

            "Repurchase" has the meaning ascribed to it in Section 6(a).

            "Rule 144" means Rule 144 promulgated by the Commission under the 1933 Act, and any successor provision thereto.

            "Shelf Registration" means any registration of Registrable Securities under the 1933 Act effected in accordance with Section 8.

            "13D Group" means any group of persons acquiring, holding, voting or disposing of Common Stock which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned voting securities representing more than 5% of the Common Stock then outstanding.

            "Wang Shares" has the meaning ascribed to it in the preamble.

                  (b) Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                  (c) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  (d) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (e) Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (and each of the parties hereto expressly submits itself to the non-exclusive jurisdictions of the state and federal courts of the State of Delaware in any action, suit or proceeding relating to any dispute under this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum).

                  (f) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  (g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.


            SECTION 17. MISCELLANEOUS.

                  (a) Termination. This Agreement shall terminate on (i) the date of the consent of each of the parties hereto; (ii) as to any share of Common Stock, when such share is disposed of in a Requested Registration, a Shelf Registration or a Piggyback Registration; or (iii) on the tenth anniversary of the date hereof.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be sent by hand delivery or overnight courier, in each case receipt acknowledged, or registered or certified mail, in each case with postage prepaid and return receipt requested, to the respective parties at the following addresses:

                                If to Wang, to:

                                   Wang Laboratories, Inc.
                                   600 Technology Park
                                   Billerica, MA  01821
                                   United States
                                   Attention:  Frank A. Caine
                                               Executive Vice President
                                               Chief Financial Officer and
                                               Albert A. Notini, Senior
                                               Vice President, General
                                               Counsel and Secretary

                                   with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom LLP
                                   One Beacon Street
                                   Boston, MA  02108
                                   Attention:  David T. Brewster, Esq.

                               If to Olivetti, to:

                                   Ing. C. Olivetti & C. S.p.A.
                                   Via Jervis, 77
                                   10015 Ivrea
                                   Italy
                                   Attention:  Managing Director
                                   with a copy to:

                                   Erede E Associati
                                   Via Serbelloni, 12
                                   20122 Milano
                                   Italy
                                   Attention:  Avv. Umberto Nicodano

                                   and

                                   Rogers & Wells
                                   40 Basinghall Street
                                   London EC2V 5DE
                                   England
                                   Attention:  Michael S. Immordino, Esq.

Any party may change its address for receiving notice by written notice given to the other parties. All notices and other communications hereunder shall be deemed to have been duly given as of the earlier of (a) the date received at the address and in the manner provided above or (b) the date receipt is acknowledged.

                  (c) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each party pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each party, may be reproduced by each party by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Olivetti in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except (a) by operation of law or (b) that Olivetti may, subject to Section 4(b), assign any of its rights (but not its obligations) under this Agreement to any one or more Majority-Owned Olivetti Affiliates.

                  (e) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the Parties.

                  (f) No Third Party Beneficiary. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


                              WANG LABORATORIES, INC.


                              By: /s/ David Goulden
                                 ---------------------
                                 Name: David Goulden
                                 Title:Senior Vice President



                              ING. C. OLIVETTI & C. S.P.A.


                              By: /s/ Corrado Ariaudo
                                  -----------------------
                                  Name:  Corrado Ariaudo
                                  Title: Attorney-in-fact